Exhibit 21.1
Danaher Corporation Subsidiaries of the Registrant
Name	Jurisdiction of Formation
AB Sciex Germany GmbH	Germany
AB Sciex KK	Japan
AB Sciex LLC	Delaware
AB Sciex LP	Canada
AB Sciex Pte Ltd.	Singapore
AB Sciex Switzerland GmbH	Switzerland
AB Sciex UK Ltd.	United Kingdom
Aguasin SpA	Chile
Alltec Angewandte Laserlicht Technologie GmbH	Germany
Alpha Biotec Ltd.	Israel
Aquafine Corporation	California
Aquafine GmbH	Germany
BCK Holdings S.à.r.l.	Luxembourg
Beckman Australia ApS	Denmark
Beckman Coulter Australia Pty Ltd	Australia
Beckman Coulter Biomedical GmbH	Germany
Beckman Coulter Biotechnology (Suzhou) Co. Ltd.	China
Beckman Coulter Biyomedikal Urunler Sanayi ve Ticaret Limited [irketi]	Turkey
Beckman Coulter Canada LP	Canada
Beckman Coulter Ceska republika s.r.o.	Czech Republic
Beckman Coulter Commercial Enterprise (China) Co., Ltd.	China
Beckman Coulter de Mexico, S.A. de C.V.	Mexico
Beckman Coulter do Brasil Ltda.	Brazil
Beckman Coulter España, S.A.	Spain
Beckman Coulter France S.A.S.	France
Beckman Coulter G.m.b.H.	Germany
Beckman Coulter Genomics Inc.	Delaware
Beckman Coulter Hong Kong Limited	Hong Kong
Beckman Coulter India Private Limited	India
Beckman Coulter International SA	Switzerland
Beckman Coulter International Shanghai Trading Co.	China
Beckman Coulter Ireland Inc.	Ireland
Beckman Coulter K.K.	Japan
Beckman Coulter Korea Ltd.	Korea, Republic of
Beckman Coulter Laboratory Systems (Suzhou) Co. Ltd.	China
Beckman Coulter Limited Liability Company	Russian Federation
Beckman Coulter Mishima K.K.	Japan
Beckman Coulter Nederland B.V.	Netherlands
Beckman Coulter South Africa (Proprietary) Limited	South Africa
Beckman Coulter Srl	Italy
Beckman Coulter Taiwan Inc.	California
Beckman Coulter United Kingdom Limited	United Kingdom
Beckman Coulter, Inc.	Delaware
Beckman Coulter, S.L.	Spain
Beckman Countler Nippon GK	Japan

BioTector Analytical Systems Ltd	Ireland
Carnassial Corporation	Canada
Cepheid	California
ChemTreat, Inc.	Virginia
Coulter Electronics Pty. Limited	Australia
Danaher (Shanghai) Management Co. Ltd.	China
Danaher Evolution GmbH	Germany
Danaher Medical ApS	Denmark
DANRAD ApS	Denmark
DANRAD Holding ApS	Denmark
Dental Imaging Technologies Corporation	Delaware
Devicore Medical Products Inc.	Delaware
DH Acquisition Holding GmbH	Germany
DH Alpha Limited	United Kingdom
DH Business Services LLC	Delaware
DH Canada Holding ULC	Canada
DH Europe Finance SA	Luxembourg
DH Holding Italia SRL	Italy
DH Holdings Corp.	Delaware
DH Operations BV	Netherlands
DH Switzerland Finance SA	Luxembourg
DH Technologies Development Pte Ltd.	Singapore
DM HoldCo GmbH	Germany
DTIL Ireland Holdings Ltd.	Ireland
DUKI (2006) Finance Limited	United Kingdom
Esko Brno S.r.o	Czech Republic
Esko BVBA	Belgium
Esko-Graphics BVBA	Belgium
Esko-Graphics Inc.	Georgia
FJ 900, Inc.	Delaware
FFCL Cayman Ltd.	Cayman Islands
Gelman Sciences Inc.	Michigan
Hach Company	Delaware
Hach Lange GmbH	Germany
Hach Lange Sàrl	Switzerland
Hach Water Quality Analytical Instru. (Shanghai) Co., Ltd.	China
HemoCue AB	Sweden
HIC Canada LP	Canada
Hybritech Incorporated	California
Hybritech International, Incorporated	California
Immunotech SAS	France
Immunotech Sro	Czech Republic
Implant Direct Sybron Administration LLC	California
Implant Direct Sybron International LLC	Nevada
Implant Direct Sybron Manufacturing LLC	California
Iris International, Inc.	Delaware
Joslyn Holding Company LLC	Delaware
Kaltenbach & Voigt GmbH	Germany
KAVO Dental GmbH	Germany

KaVo Dental Holding GmbH	Germany
Kavo Dental Technologies, LLC	Illinois
KaVo do Brasil Indústria e Comércio Ltda.	Brazil
Kerr Corporation	Delaware
KerrHawe SA	Switzerland
KFL Finance Ltd.	Ireland
Laetus GmbH	Germany
Leica Biosystems Melbourne Pty Ltd	Australia
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Nussloch GmbH	Germany
Leica Instruments (Singapore) Pte Limited	Singapore
Leica Microsystems (UK) Limited	United Kingdom
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany
Leica Microsystems KK	Japan
Leica Microsystems Limited	Hong Kong
Leica Microsystems Ltd. Shanghai	China
Leica Mikrosysteme (Austria) GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
Life Sciences Holdings France SAS	France
Linx Printing Technologies Limited	United Kingdom
Lipesa Colombia SA	Colombia
Lumigen, Inc.	Michigan
McCrometer, Inc.	Delaware
Metrex Research, LLC	Wisconsin
Molecular Devices, LLC	Delaware
Nihon Pall Manufacturing Limited	Japan
Nobel Biocare AB	Sweden
Nobel Biocare Canada Inc.	Canada
Nobel Biocare Deutschland GmbH	Germany
Nobel Biocare India Pvt.Ltd.	India
Nobel Biocare Japan KK	Japan
Nobel Biocare Procera KK	Japan
Nobel Biocare Services AG	Switzerland
Nobel Biocare USA LLC	Delaware
Ormco BV	Netherlands
Ormco Corporation	Delaware
Pall (Canada) Limited	Canada
Pall (Schweiz) AG	Switzerland
Pall Acquisition LLC	Delaware
Pall Aeropower Corporation	Delaware
Pall Asia Holdings Inc.	Delaware
Pall Australia Pty. Ltd.	Australia
Pall Austria Filter Ges.m.b.h	Austria
Pall Biomedical, Inc.	Delaware
Pall Corporation	New York
Pall Deutschland Holding GmbH & Co.	Germany
Pall Europe Limited	United Kingdom

Pall Filter (Beijing) Co. Ltd.	China
Pall Filtersystems GmbH	Germany
Pall Filtration and Separations Group	Delaware
Pall Filtration Pte. Ltd.	Singapore
Pall ForteBio LLC	Delaware
Pall France SAS	France
Pall GmbH	Germany
Pall International Sarl	Switzerland
Pall Italia Srl	Italy
Pall Korea Ltd.	Korea, Republic of
Pall Life Sciences Belgium BVBA	Belgium
Pall Life Sciences Puerto Rico, LLC	Puerto Rico
Pall Manufacturing UK Limited	United Kingdom
Pall Medistad BV	Netherlands
Pall Netherlands BV	Netherlands
Pall Puerto Rico, Inc.	Delaware
PaloDEx Group OY	Finland
Pantone LLC	Delaware
Phenomenex, Inc.	California
QH HoldCo GmbH	Germany
Radiometer America Inc.	Delaware
Radiometer GmbH	Germany
Radiometer K.K.	Japan
Radiometer Medical ApS	Denmark
Radiometer Medical Equipment (Shanghai) Co. Ltd.	China
Radiometer Turku Oy	Finland
Sea-Bird Electronics, Inc.	Washington
Shanghai AB Sciex Analytical Instrument Trading Co. Ltd.	China
SpofaDental a.s.	Czech Republic
Sybron Canada Limited Partner Company	Canada
Sybron Canada LP	Canada
Sybron Dental Specialties, Inc.	Delaware
TH Finance Limited	United Kingdom
Trojan Technologies	Canada
U.S. Peroxide, LLC	Delaware
Videojet Argentina S.R.L.	Argentina
Videojet China Trading	China
Videojet Do Brasil Comércio de Equipamentos Para Codificação Industrial Ltda.	Brazil
Videojet Technologies (I) Pvt. Ltd	India
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies Inc.	Delaware
Viqua	Canada
VR Finance Company	United Kingdom
X-Rite Asia Pacific Limited	Hong Kong
X-Rite Europe GmbH	Switzerland
X-Rite Incorporated	Michigan
Zhuhai S.E.Z. Videojet Electronics Ltd.	China